D-04: Working capital loan contract - applicable to single transaction, as well as single working capital loan business of Class A and Class B

Exhibit 10.2
Working Capital Loan Contract

No.: M112023PK (ZGK) 60

Borrower: Zai Lab (Shanghai) Co., Ltd.
Unified social credit code: 9131000008621843XU
Legal representative/person in charge: Ying Du
Address: 4th Floor, South Building, Building 1, No. 4560 Jinke Road, Pudong New Area, Shanghai Zip Code: 201203
Account opening financial institution and account number: Bank of China Shanghai Zhangjiang Hi-Tech Park Sub-branch 784970025636
Phone: 021-61632588 Fax: /

Lender: Bank of China Limited Shanghai Pudong Development Zone Sub-branch
Legal representative/person in charge: Zhou Leyi
Address: No. 58, Xinjinqiao Road, Pudong New Area, Shanghai Zip Code: 201206
Phone: 021-20512666 Fax: /

The borrower and lender have reached an agreement through equal consultation on the issuance of working capital loans by the lender to the borrower, and hereby enter into this contract.

Article 1 Loan Amount
Loan currency: RMB.
Loan amount: (in words) Three Hundred and Forty Million Yuan;
(in figures) 340,000,000.00.

Article 2 Term of Loan
Term of loan: 12 months, calculated from the actual withdrawal date. If it is an installment withdrawal, it shall be calculated from the first actual withdrawal date.
The borrower shall strictly withdraw funds according to the agreed withdrawal date. If the actual withdrawal date is later than the agreed withdrawal date, the borrower shall still repay according to the repayment date stipulated in this contract.

Article 3 Purpose of Loan
Purpose of loan: Used for purchasing raw materials and other daily business turnover needs.

D-04: Working capital loan contract - applicable to single transaction, as well as single working capital loan business of Class A and Class B
Without the written consent of the lender, the borrower shall not change the purpose of the loan, including but not limited to not using the loan for fixed assets, equity and other investments, or for any fields and purposes prohibited by laws, regulations, regulatory provisions, or the state from production and operation, or for refinancing or purchasing other financial products for arbitrage, or for illegally adding implicit local government debts, and other purposes prohibited from using bank loans for investment.

Article 4 Loan Interest Rate and Interest Settlement
1. Loan interest rate
The loan interest rate (annualized interest rate, simple interest for RMB loans, □ simple interest / □ compound interest combination for foreign currency loans (choose one)) shall be set out in subsection (2) below:
(1) Fixed interest rate, annual interest rate / %. The contract interest rate remains unchanged during the loan term.
N/A [intentionally left in blank]
(2) Floating interest rate, priced □ daily / ■ every 6 months / □ every / years (choose one) from the actual withdrawal date (or the first actual withdrawal date if it is a partial withdrawal). The reset date is the first day of the next repricing period, which starts on the corresponding day of the repricing month. If there is no corresponding day in the month, it is the last day of the month. If it is reset daily, the reset date will be the day of the next repricing period.
For each withdrawal:
■ Floating interest rate for RMB loans
A. The interest rate for the first installment (from the actual withdrawal date to the end of this repricing period) shall be the latest loan market quoted interest rate of ■ 1-year / □ 5-year or more (choose one) published by the National Interbank Funding Center as of the working day prior to the actual withdrawal date, □ plus / ■ minus (choose one) 50 basis points;
B. On the day of repricing, along with other installment withdrawals, the applicable interest rate for the floating period shall be repriced based on the latest loan market quoted interest rate of ■ 1-year/ □ 5-year or more (choose one) published by the National Interbank Funding Center as of the working day prior to the repricing date, □ plus / ■ minus (choose one) 50 basis points.
□ Floating interest rate for foreign currency loans
N/A [intentionally left in blank]
2. Interest calculation
(1) For the fixed interest rate in paragraph 1(1) of this article, the floating interest rate for RMB loans in paragraph 1(2) of this article, and the floating interest rate for foreign currency loans in items A and C:

D-04: Working capital loan contract - applicable to single transaction, as well as single working capital loan business of Class A and Class B
The interest shall be calculated from the actual withdrawal date of the borrower, based on the actual withdrawal amount and the number of days used.
Interest calculation formula: Interest = principal × actual number of days × daily interest rate.
The daily interest rate calculation base is 360 days per year, and the conversion formula is: Daily interest rate = annual interest rate/360.
(2) N/A [intentionally left in blank]
3. Interest settlement method
The borrower shall settle the interest according to the method as set out in subsection (1) below:
(1) Interest is settled quarterly, with the 20th day of the last month of each quarter as the interest settlement date and the 21st day as the interest payment date.
(2) Interest is settled on a monthly basis, with the 20th of each month as the interest settlement date and the 21st as the interest payment date.
If the last repayment date of the loan principal is not on the interest payment date, the last repayment date of the loan principal shall be the interest payment date, and the borrower shall pay off all payable interest.
4. Penalty interest
(1) For loans that are overdue or not used for the purpose specified in the contract, from the date of overdue or misappropriation, penalty interest shall be charged at the penalty interest rate specified in this paragraph for the overdue or misappropriated portion until the principal and interest are repaid.
For loans that are both overdue and misappropriated, penalty interest shall be charged at a higher penalty interest rate.
(2) For the interest and penalty interest that the borrower cannot pay on time, compound interest shall be charged at the penalty interest rate agreed upon in this paragraph using the interest settlement method stipulated in paragraph 3 of this article.
(3) Penalty interest rate (Note: Fill in truthfully based on the loan currency and interest rate determination method)
The penalty interest rate for RMB loans,
□ The penalty interest rate for fixed rate loans
N/A [intentionally left in blank]
■ The penalty interest rate for floating rate loans
A. The penalty interest rate is reset from the date of overdue or misappropriation in accordance with the repricing period set in paragraph 1 of this article. The penalty interest repricing date is the day of overdue or misappropriation on the corresponding day of the repricing month. If there is no corresponding day in the month, the last day of the month is the penalty interest repricing date.

D-04: Working capital loan contract - applicable to single transaction, as well as single working capital loan business of Class A and Class B
B. The penalty interest rate for overdue loans shall be 50% higher than the penalty interest rate determined in item C of this paragraph, and the penalty interest rate for misappropriated loans shall be 100% higher than the penalty interest rate determined in item C.
C. The penalty interest base rate within the first repricing period is the loan interest rate actually implemented in the current period that is overdue or misappropriated. The penalty interest base rate for the next repricing period after each full repricing period is repriced in accordance with the method agreed in paragraph of this article on the reset date.
The penalty interest rate for foreign currency loans,
N/A [intentionally left in blank]
5. Others
(1) The “loan interest rate” and “penalty interest rate” under this contract are both inclusive of tax, i.e., the interest charged by the lender to the borrower already includes the value-added tax (VAT) payable in accordance with national laws and regulations.
(2) If there is a significant change in the pricing basis of the floating interest rate under this contract, it shall be handled in accordance with the then effective market rules. If the lender requests the borrower to sign a supplementary contract on relevant matters at that time, the borrower shall cooperate.
(3) The term “pricing benchmark” in this article has the same meaning as the term “benchmark interest rate”.
(4) Under this contract, “TERM SOFR” refers to the TERM SOFR published and managed by the Chicago Mercantile Exchange (or successor manager) as manager; “TIBOR” refers to the TIBOR published and managed by the Japan Bankers Association (or successor manager) as manager; “EURIBOR” refers to the EURIBOR published and managed by the European Money Markets Institute (or successor manager) as manager; “Overnight SOFR” refers to an overnight SOFR published and managed by the Federal Reserve Bank of New York (or successor manager) as manager; “Overnight SONIA” refers to an overnight SONIA published and managed by the Bank of England (or successor manager) as manager; “Overnight TONA” refers to an overnight TONA published and managed by the Bank of Japan (or successor manager) as manager; “Overnight ESTR” refers to an overnight ESTR published and managed by the European Central Bank (or successor manager) as manager, and “Overnight SARON” refers to an overnight SARON published and managed by the SIX Swiss Exchange (or successor manager) as manager.
Article 5 Withdrawal Conditions
The borrower’s withdrawal must meet the following conditions:
1. This contract and its attachments have come into effect;
2. The borrower has provided guarantees as requested by the lender, and the guarantee contract has come into effect and completed the statutory approval, registration, or filing procedures;

D-04: Working capital loan contract - applicable to single transaction, as well as single working capital loan business of Class A and Class B
3. The borrower has reserved the borrower’s documents, bills, seals, personnel list, signature samples related to the conclusion and performance of this contract with the lender, and filled in the relevant vouchers;
4. The borrower has opened the necessary account for the performance of this contract as requested by the lender;
5. The borrow shall submit a written withdrawal application and relevant loan purpose proof documents to the lender 5 banking days before the withdrawal, and complete the relevant withdrawal procedures;
6. The borrower has submitted a resolution and authorization letter from the board of directors or other authorized departments to the lender agreeing to sign and perform this contract;
7. Other withdrawal conditions stipulated by law and agreed upon by both parties / .
If the above withdrawal conditions are not met, the lender has the right to refuse the borrower’s withdrawal application, except when the lender agrees to the loan.

Article 6 Withdrawal Date and Method
1. The borrower shall make withdrawals according to the date and method as set out in subsection (2) below:
(1) Make a one-time withdrawal on / (month) / (day) / (year).
(2) Withdraw the loan within 90 days from January 29th, 2024.
(3) Withdraw in installments according to the following dates:

Withdrawal date	Withdrawal amount
/	/
/	/
/	/
2. The lender has the right to refuse the borrower’s withdrawal application for the portion that has not been withdrawn beyond the above-mentioned date.
3. Loan Commitment Service The lender shall provide commitment services to the borrower during the commitment service period (from the effective date of this loan contract to the withdrawal date specified in this contract) for the current period of available but unused loans (hereinafter referred to as “unused loans”). After consultation and agreement between the borrower and the lender, it is agreed as follows:
□ The borrower shall pay a commitment fee for the aforementioned promised services. The specific charging standards and methods will be separately signed in the Commitment Service Agreement during the commitment service period.
□ The lender, based on the principle of “fee reduction and concessions”, waives the commitment fee for the above-mentioned promised services, and the assessed amount of exemption is RMB / .
■ Other: No commitment fee will be charged.

D-04: Working capital loan contract - applicable to single transaction, as well as single working capital loan business of Class A and Class B
Article 7 Payment of Loan Funds
1、Loan disbursement account
The borrower shall open the following account with the lender as the loan disbursement account, and the disbursement and payment of the loan shall be processed through this account.
Account name: Zai Lab (Shanghai) Co., Ltd.
Account number: 784970025636
2. Payment method for loan funds
(1) The payment method of loan funds shall be executed in accordance with laws and regulations, regulatory provisions, and the provisions of this contract. The payment method of loan funds for a single withdrawal shall be confirmed in the withdrawal application. If the lender believes that the selected payment method of loan funds in the withdrawal application does not meet the requirements, they have the right to change the payment method or stop the distribution and payment of loan funds.
(2) Entrusted payment by the lender refers to the lender paying the loan funds to the borrower’s counterparty that meets the purpose specified in this contract based on the borrower’s withdrawal application and payment entrustment. According to the relevant regulations of the China Banking Regulatory Commission and the internal management regulations of the lender, loan funds that meet one of the following conditions shall be paid through the lender’s entrusted payment method:
A. The lender has established a new credit business relationship with the borrower, and the borrower’s credit rating has not met the lender’s internal requirements;
B. When applying for withdrawal, the payment recipient is clear (with clear account and account name) and the single withdrawal amount exceeds / yuan (excluding, foreign currency is converted based on the exchange rate of the actual withdrawal date / );
C. Other circumstances stipulated by the lender or agreed upon with the borrower: Adopting entrusted payment method.
(3) The borrower makes independent payments, which means that the lender disburses the loan funds to the borrower’s account based on the borrower’s withdrawal application, and the borrower makes independent payments to the borrower’s counterparty that meets the agreed purpose in the contract. Except for the situation where the lender’s entrusted payment method shall be adopted as stipulated in the preceding paragraph, the payment method for other loan funds is the borrower’s independent payment.
(4) Changes in payment method. After submitting the withdrawal application, if the borrower’s external payment, credit rating, and other conditions change, and the self-paid loan funds meet the conditions stipulated in paragraph 2(2) of this article, the payment method of the loan funds shall be changed. If there is a change in the external payment amount, payment object, loan purpose, etc. under the change of payment method or entrusted

D-04: Working capital loan contract - applicable to single transaction, as well as single working capital loan business of Class A and Class B payment method, the borrower shall provide a written explanation of the change application to the lender, resubmit the withdrawal application and relevant transaction materials proving the purpose of the funds.
3. Specific requirements for entrusted payment of loan funds
(1) Payment entrustment. If the borrower meets the conditions for entrusted payment by the lender, the borrower shall have a clear payment entrustment in the withdrawal application, which authorizes and entrusts the lender to directly pay the loan funds to the designated counterparty account of the borrower that meets the purpose specified in this contract after transferring the loan funds to the designated borrower account. The borrower shall also provide the necessary payment information such as the name of the counterparty receiving the payment, the counterparty account, and the payment amount.
(2) Provide transaction information. If it meets the conditions for entrusted payment by the lender, the borrower shall provide the lender with information on its lending account, counterparty account, and materials proving that the current withdrawal meets the purpose specified in the loan contract at each withdrawal. The borrower shall ensure that all information provided to the lender is true, complete, and valid. If the entrusted payment obligations of the lender are not completed in a timely manner because the information provided by the borrower is untrue, inaccurate, or incomplete, the lender shall not be held responsible, and the repayment obligations already incurred by the borrower under this contract shall not be affected.
(3) Performance of lender’s entrusted payment obligation
A. If entrusted payment is adopted by the lender, the borrower shall submit the payment entrustment and relevant transaction information, and after the lender’s review and approval, the loan funds shall be paid to the borrower’s counterparty through the borrower’s account.
B. If the lender finds through review that the transaction materials such as proof of use provided by the borrower do not comply with the provisions of this contract or have other defects, the lender has the right to request the borrower to supplement, replace, explain or resubmit the relevant materials. Before the borrower submits the relevant transaction materials deemed eligible by the lender, the lender has the right to refuse the disbursement and payment of the relevant funds.
C. If there is a refund from the bank of the counterparty, resulting in the lender being unable to timely pay the loan funds to its counterparty in accordance with the borrower’s payment entrustment, the lender shall not be held responsible, and the borrower’s repayment obligations already incurred under this contract shall not be affected. The borrower hereby authorizes the lender to freeze the funds returned by the counterparty’s bank. In this case, the borrower shall resubmit the relevant transaction information such as payment entrustment and proof of purpose.
(4) The borrower shall not evade the lender’s entrusted payment by breaking it into smaller parts.

D-04: Working capital loan contract - applicable to single transaction, as well as single working capital loan business of Class A and Class B
4. After the disbursement of loan funds, the borrower shall provide timely records and information on the use of loan funds as requested by the lender. The aforementioned materials to be provided include but are not limited to proof of purpose .
5. In the event of any of the following circumstances, the lender has the right to re-determine the conditions for loan disbursement and payment or suspend the disbursement and payment of loan funds:
(1) The borrower violates the provisions of this contract and evades the lender’s entrusted payment by breaking it into smaller parts;
(2) The borrower’s credit status has declined or its main business profitability is not strong;
(3) Abnormal use of borrowed funds;
(4) The borrower failed to provide timely records and information on the use of borrowed funds as requested by the lender;
(5) The borrower’s payment of the loan funds violates this provision.

Article 8 Repayment
1. The borrower designates the following account as the fund withdrawal account, and the borrower’s fund withdrawal shall be transferred to that account. The borrower shall provide timely information on the inflow and outflow of funds in the account. The lender has the right to request the borrower to explain the inflow and outflow of large and abnormal funds in the fund withdrawal account and supervise the account.
Account name: Zai Lab (Shanghai) Co., Ltd.
Account number: 784970025636
2. Unless otherwise agreed by both parties, the borrower shall repay the loan under this contract in accordance with the repayment plan as set out in subsection (1) below:
(1) On the expiration date of the loan term, all loans under this contract shall be repaid.
(2) Repay the loan under this contract according to the following repayment plan:

Repayment date	Repayment amount
/	/
/	/
(3) Other repayment plans: / .
If the borrower needs to change the repayment plan mentioned above, they must submit a written application to the lender 30 banking days before the corresponding loan expires. Any change to the repayment plan must be confirmed in writing by both parties.
3. Unless otherwise agreed by both parties, in the event that the borrower simultaneously defaults on the principal and interest of the loan, as well as the cost of realizing the debt, the lender has the right to decide on the order of repayment of the principal or interest, and the cost of realizing the debt. In the case of installment repayment, if there are multiple matured or overdue loans under this contract, the lender has the right to decide

D-04: Working capital loan contract - applicable to single transaction, as well as single working capital loan business of Class A and Class B the repayment order of a certain repayment by the borrower. If there are multiple matured loan contracts between the borrower and the lender, the lender has the right to determine the order in which the borrower fulfills each repayment.
4. Unless otherwise agreed by both parties, the borrower may make early repayment, but shall notify the lender in writing 30 banking days in advance. The amount of early repayment is first used to repay the loan due last, and then in reverse order.
For loans with interest calculated using a single compound interest combination, if it involves early repayment or partial early repayment, the interest corresponding to the early repayment principal shall be settled in a lump sum.
The lender has the right to charge a penalty for early repayment based on the standard of / for the portion repaid early.
5. The borrower shall repay the loan according to the method as set out in subsection (1) below.
(1) The borrower shall deposit sufficient funds into the following repayment account for repayment no later than 10 banking days before the expiration of each principal and interest payment. The lender has the right to actively deduct funds from this account on each principal and interest payment due date.
Repayment account name: Zai Lab (Shanghai) Co., Ltd.
Account number: 784970025636 .
(2) Other repayment methods agreed upon by both parties: / .

Article 9 Guarantee
1. The guarantee for the debts under this contract is:
■ The standby letter of credit/financing guarantee No. 265D24BG000159 issued by Bank of China Limited and its branches, with the corresponding guarantee provided by them.
2. If the borrower or guarantor experiences events that the lender deems may affect its ability to perform, or the guarantee contract becomes invalid, revoked or terminated, or the borrower or guarantor’s financial condition deteriorates or is involved in major litigation or arbitration cases, or the borrower or guarantor’s account is seized, or for other reasons may affect its ability to perform, or the guarantor breaches the guarantee contract or other contracts with the lender. When the collateral depreciates, is damaged, lost, or seized, resulting in a decrease or loss of the collateral value, the lender has the right to demand, and the borrower has the obligation to provide new guarantee, replace the guarantor, etc. for the debts under this contract.
Article 10 Invoice Issuance
1. The borrower may apply to the lender for the issuance of a VAT invoice (□ VAT special invoice / ■ VAT normal invoice) after the lender confirms receipt of the payment. The lender shall issue a VAT invoice to the borrower upon receipt of the borrower’s application for the issuance of a VAT invoice.

2. The borrower can apply for the issuance of VAT invoices at the corresponding business processing agency or other institutions designated by the lender.

D-04: Working capital loan contract - applicable to single transaction, as well as single working capital loan business of Class A and Class B
3. The borrower needs to confirm that the payer of the payment, the signatory of the contract, and the purchaser listed on the VAT invoice are the same taxpayer. If there is inconsistency, which results in the borrower being unable to record or deduct input tax in accordance with the law, the relevant losses shall be borne by the borrower.

4. If the borrower loses the invoice after obtaining it, the lender does not need to issue a supplementary VAT invoice.

5. If the lender provides a discount to the borrower through negotiation, the amount of the VAT invoice issued shall be based on the discounted price.

6. If the lender provides free services to the borrower, the lender will not provide VAT invoices.

7. The lender shall issue a VAT invoice to the borrower, and the borrower shall promptly verify the invoice information. If the invoice information is incorrect, the borrower shall promptly apply to the lender to reissue the VAT invoice.

Article 11 Declaration and Commitment
1. The borrower declares as follows:
(1) The borrower is registered and validly existing in accordance with the law, and has full civil rights and behavioral capacity required to sign and perform this contract;
(2) The signing and performance of this contract is based on the borrower’s true expression of intention, and it has obtained legal and effective authorization in accordance with its articles of association or other internal management documents, and will not violate any agreements, contracts, and other legal documents that are binding on the borrower. The borrower has obtained or will obtain all necessary approvals, permits, filings or registrations for the signing and performance of this contract;
(3) All documents, financial statements, vouchers, and other information provided by the borrower to the lender under this contract are true, complete, accurate, and valid;
(4) The transaction background of the borrower’s application to engage in business with the lender is true and legal, and does not involve illegal purposes such as money laundering, terrorist financing, financing for the proliferation of weapons of mass destruction, tax evasion, fraud, etc., and does not violate the sanctions regulations applicable to the United Nations, China, and other countries;
(5) The borrower has not concealed any events that may affect its and the guarantor’s financial condition and performance ability from the lender;
(6) The borrower and loan project meet the national environmental protection standards, are not among the enterprises and projects pronounced and deemed by the relevant national authorities as having prominent energy consumption and pollution problems without effective rectification, and there is no energy consumption and pollution risk;
(7) The purpose of the loan and the source of repayment are true and legal;
(8) Other matters declared by the borrower: / .
2. The borrower undertakes as follows:

D-04: Working capital loan contract - applicable to single transaction, as well as single working capital loan business of Class A and Class B
(1) According to the requirements of the lender, the borrower shall regularly or promptly submit its financial statements (including but not limited to annual, quarterly, and monthly reports) and other relevant information to the lender. The borrower ensures that it continues to meet the following financial indicators: / ;
(2) If the borrower has signed or will sign a counter guarantee agreement or similar agreement with the guarantor of this contract regarding its guarantee obligations, such agreement will not prejudice any rights of the lender under this contract;
(3) The borrower shall accept credit inspections and supervision from the lender, and provide sufficient assistance and cooperation. If the borrower makes independent payments, they shall regularly summarize and report on the payment and use of loan funds as required by the lender. The specific date for summarizing and reporting is: / ;
(4) If the borrower undergoes any merger, division, capital reduction, equity transfer, external investment, substantial increase in debt financing, significant asset and debt transfer, or other matters that may have an adverse impact on the borrower’s debt repayment ability, the borrower must obtain the written consent of the lender in advance;
If the following situations occur, the borrower shall promptly notify the lender:
A.Changes in the articles of association, business scope, registered capital, and legal representative of the borrower or guarantor;
B.Any form of joint venture, foreign joint venture, cooperation, contracted operation, reorganization, restructuring, planned listing or other changes in business operations;
C.Involved in major litigation or arbitration cases, or property or collateral being seized, impounded, or regulated, or new collateral being established;
D.Closure, dissolution, liquidation, suspension of business for rectification, revocation, suspension of business license, filing (being filed) for bankruptcy, etc.;
E.Shareholders, directors, and current senior management personnel are suspected of major cases or economic disputes;
F.The borrower’s breach of contract under other contracts occurs;
G.Encountering operational difficulties and deteriorating financial conditions;
(5) The repayment order of the borrower’s debts to the lender shall take priority over the borrowing of the borrower’s shareholders, and shall not be inferior to similar debts of other creditors;
(6) When the net profit after tax for the relevant accounting year is zero or negative, or the net profit after tax is insufficient to make up for the accumulated losses in previous accounting years, or the net profit before tax is not used to pay off the principal, interest, and expenses that the borrower shall pay off in that accounting year, or the net profit before tax is insufficient to pay off the next period principal, interest, and expenses, the borrower shall not distribute dividends or bonuses to shareholders in any form;

D-04: Working capital loan contract - applicable to single transaction, as well as single working capital loan business of Class A and Class B
(7) The borrower does not dispose of its own assets in a way that reduces its solvency, and promises that the total amount of its external guarantees shall not be higher than one time of its own net assets, and the total amount of external guarantees and the number of individual guarantees shall not exceed the limit specified in its company’s articles of association;
(8) Except for the purposes specified in this contract or with the consent of the lender, the borrower shall not transfer the loan funds under this contract to an account under the same name or of a related party.
For the transfer of funds from the borrower’s account with the same name or from a related party’s account, the borrower shall provide corresponding supporting documents;
(9) The loan conditions provided by the borrower to the lender under this contract, including guarantee conditions, loan interest rate pricing, debt repayment order, etc., shall not be lower than the conditions currently or in the future given to any other financial institution;
(10) The borrower shall timely go to the State Administration of Foreign Exchange to handle the registration of foreign exchange loans, approval of principal and interest repayment, and other procedures;
(11) The lender has the right to recover the loan in advance based on the borrower’s fund recovery situation;
(12) Cooperate with the lender to conduct due diligence work, provide and update information on the institution and its beneficial owners, and provide background information on the transaction;
(13) Other commitments made by the borrower: .
① All working capital loans are entrusted for payment, and the borrower provides real usage and trade background information for the lender to review. The credit is used according to actual needs to ensure compliance with the credit purpose;
② The credit funds shall not be used for related party transactions, and the credit is limited to the use of the borrower’s individual company in Shanghai;
③ The sales proceeds corresponding to the borrower’s credit shall be directly withdrawn to the lender to ensure that the settlement share matches the credit share;
④ During the credit period of the lender, the borrower’s equity changes/new credit from other banks/external guarantees/external investments must be notified to the lender in advance. The shareholder loan shall not be returned until the borrower's loan is repaid;
⑤ The borrower’s credit balance with the lender shall not exceed the borrower’s available external debt limit.
Article 12 Disclosure of Related Party Transactions within the Borrower’s Group
Both parties agree to apply the terms of section 2 below:
1. The borrower is not a group customer determined by the lender in accordance with the Guidelines for the Risk Management by Commercial Banks for Granting Credit to Consumer Groups (referred to as the “Guidelines”).

D-04: Working capital loan contract - applicable to single transaction, as well as single working capital loan business of Class A and Class B
2. The borrower is a group customer determined by the lender in accordance with the Guidelines for the Risk Management by Commercial Banks for Granting Credit to Consumer Groups (referred to as the “Guidelines”). The borrower shall promptly report the details of any related-party transactions of more than 10% net asset to the lender, including the relationship of the parties, transaction items and nature, transaction amounts or corresponding proportions, pricing policies (including transactions with no amount or only symbolic amounts).
In any of the following circumstances, the lender has the right to stop extending the loan or cancel the loan which has not yet been drawn by the borrower, and the right to recover part or all of the loan in advance: The borrower uses false contracts with related parties to obtain funds or credit from banks by discounting or pledging accounts receivable, notes receivable, and other debt without actual transactions; the borrower undergoes major mergers, acquisitions, and reorganizations that the lender believes may affect loan security; the borrower intentionally evades bank claims through related-party transactions; other circumstances stipulated in Article 18 of the Guidelines.

Article 13 Default Events and Handling
One of the following events shall constitute or be deemed as a breach of contract by the borrower under this contract:
1. The borrower fails to fulfill its payment and repayment obligations to the lender in accordance with the provisions of this contract;
2. The borrower fails to use the loan funds in accordance with the provisions of this contract or fails to use the obtained funds for the purposes specified in this contract, or the borrower may use the loan funds to transfer loans or purchase other financial products for arbitrage, or the borrower illegally adds implicit local government debt;
3. The statements made by the borrower in this contract are untrue or violate the commitments made in this contract;
4. In the event of the occurrence of situations as stipulated in Article 11, Section 2(4) of this contract, the lender believes that it may affect the financial condition and performance ability of the borrower or guarantor, and the borrower fails to provide new guarantee or replace the guarantor in accordance with the provisions of this contract;
5. The borrower’s credit condition has declined, or the borrower’s financial indicators such as profitability, debt repayment ability, operational ability, and cash flow have deteriorated beyond the level stipulated in this contract or other financial agreements;
6. The borrower breaches other contracts with the lender or other institutions of Bank of China Limited; a default event occurs under the credit contract between the borrower and other financial institutions;

D-04: Working capital loan contract - applicable to single transaction, as well as single working capital loan business of Class A and Class B
7. The guarantor violates the provisions of the guarantee contract, or breaches any other contract with the lender or other institutions of Bank of China Limited;
8. The borrower terminates its business or undergoes dissolution, revocation, or bankruptcy events;
9. The borrower is involved in or may be involved in major economic disputes, litigation, arbitration, or if its assets are seized, impounded, or enforced, or if it is investigated and punished by judicial or tax, industry and commerce administrative authorities in accordance with the law, which has already or may affect its performance of obligations under this contract;
10. The borrower’s main investors or key management personnel have undergone abnormal changes, disappeared, or have been investigated or restricted in personal freedom by judicial authorities in accordance with the law, which has already or may affect its performance of obligations under this contract;
11. When the lender reviews the financial condition and performance ability of the borrower annually (i.e., every full year from the effective date of this contract), it finds that there are situations that may affect the financial condition and performance ability of the borrower or guarantor;
12. If there is a large or abnormal inflow or outflow of funds in the designated fund withdrawal account, and the borrower cannot provide any explanatory materials approved by the lender;
13. The borrower refuses to cooperate with the lender in conducting due diligence, and the borrower or its transaction/counterparty is suspected of money laundering, terrorist financing, nuclear weapon proliferation, violation of applicable sanctions, or other illegal and irregular activities, or the borrower or guarantor is included in the United Nations, China, and other applicable sanctions list or scope;
14. The borrower violates other provisions regarding the rights and obligations of the parties in this contract.

When a default event as stipulated in the preceding paragraph occurs, the lender has the right to take the following measures separately or simultaneously depending on the specific situation:
1. Require the borrower and guarantor to rectify its breach of contract within a specified period of time;
2. Reduce, suspend or cancel, or terminate the credit limit to the borrower in whole or in part;
3. Suspend or terminate the acceptance of the borrower’s withdrawal and other business applications under this contract or other contracts between the borrower and the lender in whole or in part. Suspend or cancel all or part of loans that have not been disbursed or trade financing that has not been processed, terminate disbursement, payment, and processing;
4. Announce that all or part of the outstanding principal and interest of the loan/trade financing funds and other payable amounts under this contract and other contracts between the borrower and the lender shall become immediately due;
5. Terminate or rescind this contract, and terminate or rescind all or part of any other contracts between the borrower and the lender;

D-04: Working capital loan contract - applicable to single transaction, as well as single working capital loan business of Class A and Class B
6. Request the borrower to compensate for any losses incurred to the lender due to its breach of contract, including but not limited to litigation costs, lawyer fees, notarization fees, enforcement fees, and other related expenses incurred in realizing the creditor’s rights;
7. Deduct the funds of the borrower from the accounts opened by the lender and other institutions of Bank of China Limited to settle all or part of the borrower’s debt to the lender under this contract. The outstanding amount in the account is considered to be due early. If the account currency is different from the pricing currency of the lender’s business, the conversion shall be based on the foreign exchange rate applicable to the lender at the time of deduction;
8. Exercise security interests;
9. Require the guarantor to assume the guarantee responsibility;
10. Other measures deemed necessary and possible by the lender.

Article 14 Reservation of Rights
If one party fails to exercise part or all of its rights under this contract, or fails to request the other party to perform or assume part or all of its obligations or liabilities, it shall not constitute a waiver of that right or an exemption of that obligation or liability.
Any tolerance, extension or postponement of the exercise of rights under this contract by one party shall not affect any rights it enjoys under this contract, laws and regulations, nor shall it be deemed as a waiver of such rights.

Article 15 Change, Modification and Termination
This contract may be changed or modified in writing by mutual agreement of both parties, and any change or modification shall constitute an integral and inseparable part of this contract.
Unless otherwise provided by laws and regulations or agreed by the parties, this contract shall not be terminated until all rights and obligations under it have been fully fulfilled.
Unless otherwise provided by laws and regulations or agreed by the parties, the invalidity of any provision of this contract shall not affect the legal validity of other provisions.

Article 16 Application of Law and Dispute Resolution
This contract is governed by the laws of the People’s Republic of China.
After the effective date of this contract, all disputes arising from the conclusion and performance of this contract or related to this contract may be resolved through negotiation between the two parties. If the negotiation fails, either party may adopt the method as set out in section 2 below to resolve the issue:
1. Arbitration. Submit to
□ China International Economic and Trade Arbitration Commission

D-04: Working capital loan contract - applicable to single transaction, as well as single working capital loan business of Class A and Class B
□ Beijing Arbitration Commission (Beijing International Arbitration Center)
□ / Arbitration Commission
Arbitration shall be conducted at / (place of arbitration) in accordance with the arbitration rules in effect at the time of arbitration application submission. The arbitration award shall be final and binding on all parties.
2. Litigation. The parties may negotiate and choose a court in China to resolve the dispute through litigation.
■ File a lawsuit to the people’s court of the domicile of the lender or other institutions of Bank of China Limited that exercise its rights and obligations in accordance with this contract or individual agreements in accordance with the law.
□ File a lawsuit to the China International Commercial Court of the Supreme People’s Court in accordance with the law (for international commercial disputes with an amount of RMB 300 million or more).
□ File a lawsuit to the people’s court with jurisdiction in accordance with the law.
During the dispute resolution period, if the dispute does not affect the performance of other provisions of this contract, such other provisions shall continue to be fulfilled.

Article 17 Attachments
The following attachments and other attachments jointly confirmed by both parties constitute an integral part of this contract and have the same legal effect as this contract.
1. Withdrawal application form (format);
2. …

Article 18 Other Agreements
1. Without the written consent of the lender, the borrower shall not transfer any rights or obligations under this contract to a third party.
2. If the lender needs to entrust other institutions of Bank of China Limited to fulfill the rights and obligations under this contract due to business needs, or transfer the borrowing business under this contract to other institutions of Bank of China Limited to undertake and manage, the borrower shall agree. Other institutions of Bank of China Limited authorized by the lender, or other institutions of Bank of China Limited undertaking loan business under this contract, have the right to exercise all rights under this contract, and have the right to file a lawsuit, submit to an arbitration institution or apply for compulsory enforcement in the name of the institution for disputes under this contract.
3. Without affecting any other provisions of this contract, this contract shall be legally binding on both parties and their respective successors and assignees in accordance with the law.
4. Unless otherwise agreed, the residential addresses of both parties specified in this contract shall be the contact addresses and the valid delivery address confirmed by both parties. The scope of delivery address covers

D-04: Working capital loan contract - applicable to single transaction, as well as single working capital loan business of Class A and Class B various notices, contracts, and other documents during the performance of the contract by both parties, as well as the delivery of relevant documents and legal documents in case of disputes arising from this contract. It also includes the first instance, second instance, retrial, and enforcement procedures after the dispute enters arbitration and civil litigation.
If there is a change in the above addresses, the party making the change will notify the other party in writing of the updated address 10 working days in advance. In arbitration and civil litigation proceedings, when either party changes its address, it shall fulfill its obligation to serve a notice of address change to the arbitration institution or court. If one party fails to fulfill the notification obligation in the aforementioned manner, the delivery address confirmed in this contract shall still be deemed as a valid delivery address.
If a legal document is not actually received by one party due to inaccurate delivery address provided or confirmed by one party, failure to timely inform the other party and the court, or refusal to sign for the designated recipient after the delivery address is changed, etc., the date of return of the document shall be deemed as the date of delivery. For direct delivery, the date when the courier records the situation on the delivery receipt on the spot shall be deemed as the date of delivery.
5. The transactions under this contract are based on their respective independent interests. If in accordance with relevant laws, regulations, and regulatory requirements, other parties in the transaction constitute related parties or persons of the lender, no party shall seek to use such relationships to affect the fairness of the transaction.
6. The titles and business names in this contract are for the convenience of reference only and shall not be used to interpret the content of the terms and the rights and obligations of the parties.
7. The lender has the right to provide information related to this contract and other relevant information of the borrower to the financial credit information basic database and other legally established credit information databases in accordance with relevant laws, regulations, and regulatory provisions, for the appropriate qualified institutions or individuals to inquire and use in accordance with the law. The lender also has the right to query the borrower’s relevant information through the financial credit information database and other legally established credit information databases for the purpose of entering into and performing this contract.
8. If the withdrawal date or repayment date falls on a statutory holiday, it shall be postponed to the first working day after the holiday.
9. If the lender is unable to perform this contract or fulfill its obligations in accordance with the provisions of this contract due to changes in laws, regulations, regulatory provisions or regulatory requirements, the lender has the right to terminate or modify the performance of this contract in accordance with changes in laws, regulations, regulatory provisions or regulatory requirements. If this contract is terminated or changed due to such reasons,

D-04: Working capital loan contract - applicable to single transaction, as well as single working capital loan business of Class A and Class B which makes it impossible for the lender to perform or perform in accordance with the provisions of this contract, the lender shall be exempted from liability.
10. The borrower may consult and complain about this contract and its business and fees through the contact phone number of the lender listed in this contract.

Article 19 Effectiveness of the Contract
This contract shall come into effect from the date when it is signed and stamped with the official seal/contract special seal by the legal representatives (person in charge) or authorized signatories of both parties.
This contract is made in duplicate , one copy for each party and each copy bearing the same legal effect.

Borrower: Zai Lab (Shanghai) Co., Ltd.    Lender: Bank of China Limited Shanghai Pudong Development Zone Sub-branch
(company chop)    (contract chop)

Authorized signatory: YING DU    Authorized signatory: Qi Chuang
(name chop)    /s/ Qi Chuang

February 7, 2024    February 7, 2024